EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES RECORD FOURTH
QUARTER AND FISCAL 2003 RESULTS

          Rockford, Michigan, February 4, 2004 -- Wolverine World Wide, Inc. (NYSE: WWW) today reported record earnings for its fourth quarter and 2003 fiscal year, marking its third consecutive year of record results.

          The Company achieved record revenue totaling $888.9 million for its 2003 fiscal year ended on January 3, 2004, a 7.5 percent increase over 2002 revenue of $827.1 million. For the fourth quarter of 2003, the Company reported revenue of $282.8 million, an 8.2 percent increase over fourth quarter 2002 revenue of $261.4 million. Earnings per share for fiscal 2003 grew to $1.27, a 10.4 percent increase over the $1.15 per share reported in 2002. Fourth quarter 2003 earnings per share increased to $0.46, a 9.5 percent increase over fourth quarter 2002 earnings per share of $0.42.

          "Wolverine World Wide had a very strong 2003 as reflected by our record results and continued consumer enthusiasm for our global brands," stated Timothy J. O'Donovan, the Company's President and CEO. "We continue to progress in our mission to become the world's premier non-athletic footwear company as evidenced by our fourth consecutive year of sales growth, the generation of record profits and the acceleration of our global brand building initiatives.

          "We are pleased to report that all four of our major branded footwear operations contributed to our increased profits in 2003 with Merrell leading the way. Our Merrell and CAT European operations reported solid profits, the Wolverine Footwear Group delivered strong results and the Hush Puppies U.S. business made key strides in its repositioning plan. Combined, these achievements offer a strong platform to carry momentum into 2004."

          "Our fourth quarter showed significant sales growth, improved gross margin and record cash generation," reported the Company's CFO, Stephen L. Gulis Jr. "Fourth quarter 2003 gross margin of 37.1 percent improved 170 basis points over fourth quarter 2002. This improvement resulted from continued growth in our lifestyle businesses, a higher mix of full-margin shipments and reduced inventory markdowns. For the full year 2003, gross margin improved 110 basis points.

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Q4/YE 2003	page 2

          "Year end 2003 accounts receivable and inventory levels were down 6.0 percent and 2.4 percent respectively on 2003 revenue growth of 7.5 percent. Our asset management programs continue to yield positive results and, excluding the Sebago business acquired in November 2003, inventory and accounts receivable were reduced by $25 million. These initiatives assisted us in generating $100 million of cash from operating activities in the year."

          O'Donovan concluded, "Our 2003 year-end order backlog is up 20 percent over prior year-end levels. This increase in order backlog is driven by our growing lifestyle and sandal businesses, solid work boot and military contract demand as well as the addition of the Sebago business. The positioning of our brands is market-right and, combined with our strong order backlog, has led us to revise our 2004 earnings estimates. We continue to expect revenue to range between $945 and $965 million and have increased our earnings per share estimates by $.03 per share to a range of $1.37 to $1.43."

          The Company will host a conference call at 10:00 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company's website, go to
www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through February 18, 2004.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also markets footwear under popular licensed brands including CAT®, Harley-Davidson® and Stanley®. The Company's products are carried by leading retailers in the U.S. and are distributed internationally in over 140 countries. For additional information, please visit our website, www.wolverineworldwide.com.

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Q4/YE 2003	page 3

          This press release contains forward-looking statements, including those relating to 2004 sales and earnings, order backlog, re-orders, and cash flow. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cancellation of future orders; cost and availability of inventories; reliance on foreign sourcing; the impact of competition and pricing; integration and operations of newly acquired businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

	4th Quarter Ended		Fiscal Year Ended
	January 3, 2004	December 28, 2002	January 3, 2004	December 28, 2002
	(17 weeks)	(16 weeks)	(53 weeks)	(52 weeks)

Revenue	$282,830	$261,356	$888,926	$827,106
Cost of products sold	177,876	168,869	562,338	532,878

Gross profit	104,954	92,487	326,588	294,228
Selling and administrative expenses	78,523	66,338	246,652	217,154

Operating profit	26,431	26,149	79,936	77,074
Other expense	482	591	4,788	5,420

Earnings before income taxes and minority interest	25,949	25,558	75,148	71,654

Income taxes	7,318	8,407	23,262	23,599

Earnings before minority interest	18,631	17,151	51,886	48,055
Minority interest	23	83	170	143

Net earnings	$18,608	$17,068	$51,716	$47,912

Diluted earnings per share	$.46	$.42	$1.27	$1.15

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	January 3, 2004	December 28, 2002		January 3, 2004	December 28, 2002
ASSETS:			LIABILITIES & EQUITY:
Cash & securities	$55,356	$27,078	Notes payable	$1,000	$--
Receivables	146,879	156,285	Current maturities on
			long-term debt	15,020	15,030
Inventories	164,904	168,998	Accounts payable and other
			accrued liabilities	69,746	65,147
Other current assets	19,497	12,282	Total current liabilities	85,766	80,177
Total current assets	386,636	364,643
			Long-term debt	43,903	57,885
Plant & equipment, net	96,007	97,274	Other noncurrent liabilities and
			minority interest	19,118	24,835
Other assets	96,238	70,077	Stockholders' equity	430,094	369,097

Total Assets	$578,881	$531,994	Liabilities & Equity	$578,881	$531,994